UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 30, 2005

FemOne, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-49661	98-0358887
(Commission File Number)	(IRS Employer Identification No.)

1905 Aston Avenue, Suite 101
Carlsbad, CA 92008, USA
Telephone: (760) 448-2498
(Address and telephone number of principal executive offices and place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FemOne, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 1.01  Entry into a Material Definitive Agreement

On June 30, 2005, we entered into a Securities Purchase Agreement (the “Agreement”) with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors") for the sale of (i) $1,500,000 in callable secured convertible notes (the "Notes"); and (ii) stock purchase warrants (the "Warrants") to buy 44,000,000 shares of our common stock. In connection with this Stock Purchase Agreement, on June 30, 2005, our company and the Investors also entered into a Registration Rights Agreement, an Intellectual Property Security Agreement, a Security Agreement and a Guaranty and Pledge Agreement. The Notes and Warrants were also issued by us to the Investors on June 30, 2005.

The Notes bear interest at the rate of 8%, except for any amounts that we fail to pay when due, which such amounts bear interest at the rate of 10% per annum. The Notes mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price, equal to the lower of (i) $0.40 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

As of June 30, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.0133 and, therefore, the conversion price for the secured convertible notes was $0.0067. Based on this conversion price, the Notes in the amount of $1,500,000, were convertible into 225,000,000 shares of our common stock.

We may prepay a portion of the outstanding principal amount of the Notes equal to the principal amount divided by thirty-six (36) plus one month’s interest in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $0.17 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The Warrants are exercisable until five years from the date of issuance at an exercise price of $0.25 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the Company's then issued and outstanding shares of common stock.

Under the terms of the Agreement, we are obligated on $1,500,000 in the face amount of the Notes. The Notes are a debt obligation arising other than in the ordinary course of business and constitute a direct financial obligation of our Company.

The Notes are secured by all of our assets pursuant to the Intellectual Property Security Agreement and a Security Agreement.

Under the Guaranty and Pledge Agreement, the obligations under the Notes were further guaranteed by our executive officers, Ray Grimm, Jr. and Alfred Hanser, who pledged 4,923,845 and 3,691,792 shares of common stock, respectively, as collateral on the Agreement and similar agreements with the same parties dated July 23, 2004.

The Notes and Warrants were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 of Regulation promulgated under the Securities Act of 1933, as amended. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The response in Item 1.01 is hereby incorporated into this Item 2.03.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Under the Agreement, we are required to maintain a specified Reserved Amount (as defined in the Agreements) of shares of our common stock. On June 30, 2005, the Investors acknowledge that we did not have a sufficient number of shares to cover the Reserved Amount under the Agreement. On that date, the Investors waived the authorized share requirements to allow for 60 days to complete the process of amending our Articles of Incorporation to increase our authorized shares, and obtain its approval by our shareholders.

On September 6, 2005, we notified the Investors that we were unable to comply with certain terms of the Agreement and the Securities Purchase Agreement, dated July 23, 2004 (the “2004 Agreement”), by and among us and the Investors. Specifically, we have fallen in default of paragraph h of section 4 of each of the purchase agreements, where we are obligated to maintain a specified Reserved Amount (as defined in the purchase agreements) of shares of our common stock. As of September 6, 2005, we did not have sufficient authorized but unissued shares to cover the Reserved Amounts under the purchase agreements. This default could require us to pay a penalty to the Investors if we are found to be in breach of the covenants under the agreements. As of the October 31, 2005, $2,315,336 outstanding under the July 23, 2004 Notes and a total of $1,540,438 outstanding under the Notes.

In addition, under a Registration Rights Agreement, dated July 23, 2004, (the “Registration Agreement”) by and among us and the Investors, in connection with a sale of 12% Callable Secured Convertible Notes and 9,000,000 common stock purchase warrants to from us for aggregate gross proceeds of $3,000,000 (the “12% Notes”) between July and October 2004 of convertible notes and warrants. The 12% Notes are also secured by all of our assets. In the event the number of shares available under the Registration Statement filed pursuant to the Registration Agreement falls below a specified amount, we are obligated to file an amendment to the Registration Statement or file a new Registration Statement so as to cover all of the Registrable Securities as soon as practicable, but in any event within 30 days after the necessity therefore arises. In our letter dated September 6, 2005, we requested a ninety (90) day waiver of our current breach of this requirement so that we can satisfy the requirements of authorizing additional shares and filing a new registration statement. On November 16, 2005, the Investors send us a formal Notice of Default with regard to the 12% Notes and requesting immediate payment of all sums due pursuant to the 12% Notes, including penalties, which sums we believe in aggregate to total approximately $3,000,000. In order to satisfy this debt, the Investors are entitled to foreclose on all of our assets.

On October 18, 2005, we filed a Preliminary Proxy Statement on Schedule 14A with the Securities and Exchange Commission with a proposal to amend our Articles of Incorporation to increase our authorized shares to 10,000,000,000. We are currently preparing an amendment to the proxy statement based on the comments received from the Securities and Exchange commission on November 18, 2005.

Item 3.02    Unregistered Sales of Equity Securities

The response in Item 1.01 is hereby incorporated into this Item 3.02.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description

10.23	Securities Purchase Agreement dated June 30, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

10.24	Form of Callable Secured Convertible dated June 30, 2005

10.25	Form of Stock Purchase Warrant dated June 30, 2005

10.26	Registration Rights Agreement dated June 30, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

10.27	Intellectual Property Security Agreement dated June 30, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. And AJW Partners, LLC

10.28	Security Agreement dated June 30, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

10.29
Guaranty and Pledge Agreement dated June 30, 2005 by and among the Company, Ray Grimm, Jr., New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FemOne, Inc.

By: /s/ Ray W. Grimm, Jr.
Ray W. Grimm, Jr., Chief Executive Officer
Dated: November 21, 2005